Exhibit 99.1

Cantaloupe, Inc. Reports Third Quarter Fiscal Year 2024 Financial Results

Third Quarter 2024 Revenue of $67.9 Million, Driven by 15.5% Year Over Year Growth in Subscription and Transaction Fees

Third Quarter 2024 Net Income Applicable to Common Shares of $4.4 Million and Adjusted EBITDA of $10.2 Million

Third Quarter 2024 Gross Margin of 39.6%

MALVERN, Pa. -- May 9, 2024 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a leading provider of end-to-end technology solutions for self-service commerce, today reported results for the third quarter ended March 31, 2024.

“In the third quarter, we reported strong results, reflecting our continued expansion of operating leverage by driving revenue growth while also optimizing COGS and controlling operational expenses. While subscription revenue has grown slower than anticipated, transaction revenue growth is exceeding expectations and achieving higher profitability rates sooner," said Ravi Venkatesan, chief executive officer, Cantaloupe. “We continue to expand our footprint domestically and internationally, and are pleased to now have sold thousands of devices across Latin America and Europe. The significant rise in cashless and touchless payments, along with the growth of micro markets, in the convenience industry are strong secular tailwinds that validate the long-term opportunity of Cantaloupe and will continue to drive our business for years to come.”

Third Quarter 2024 Key Financial Results:

•Revenue of $67.9 million, an increase of 12.5% year over year
◦Transaction fees of $40.0 million, an increase of 19.9% year over year
◦Subscription fees of $19.2 million, an increase of 7.4% year over year
◦Equipment sales of $8.7 million, a decrease of 4.6% year over year
•Total Dollar Volumes of Transactions were $767.4 million, an increase of 17.4% year over year
•Transactions totaled 283.3 million at the end of the third quarter of 2024
•Gross margin of 39.6% compared with 37.9% in the prior year quarter
◦Subscription and transaction fees margins grew to 44.4% compared to 42.3% in the prior year quarter
◦Equipment sales margins declined to 7.2% compared to 13.4% in the prior year quarter
•Average revenue per unit[1] totaled $186.00 for the third quarter of 2024, compared to $167.52 in the prior year quarter
•Net income applicable to common shares of $4.4 million, or $0.06 per share, compared to Net income applicable to common shares of $6.7 million, or $0.09 per share, in the prior year quarter
•Adjusted EBITDA[2] of $10.2 million compared to $10.1 million in the prior year quarter

______________
1 We define average revenue per unit ("ARPU") as our total subscription and transaction fees for the trailing 12 months divided by average total active devices for the trailing 12 months.

2 Adjusted earnings before income taxes, depreciation, and amortization, stock-based compensation expense, and certain other significant infrequent or unusual losses and gains that are not indicative of our core operations (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. See Discussion of Non-GAAP Financial Measure and Reconciliations of U.S. GAAP net income to Adjusted EBITDA.

Third Quarter 2024 Business Highlights:

•Active Customers totaled 30,670 at the end of the third quarter of 2024 compared to 27,598 at the end of the third quarter of 2023, an increase of 11.1%.
•Active Devices totaled 1.22 million at the end of the third quarter of 2024 compared to 1.15 million at the end of the third quarter of 2023, an increase of 5.9%.
•Acquired CHEQ, a company focused on the sports & entertainment fan experience, by providing a comprehensive suite of self-service solutions and payment technology.
•Held Cantaloupe’s annual user conference, Cantaloupe University, in Las Vegas, NV, with 240+ attendees viewing some of the Company’s latest technologies as well as getting access to 2 days of training and education around Cantaloupe’s entire platform and suite of products.
•Partnered with Turbo Air and Imbera at Expo Antad, in Guadalajara, MX, to showcase solutions for the Mexico market which include Cantaloupe’s cashless device, the P30, the Seed platform, micro market technology and smart coolers with age verification.

Fiscal Year 2024 Outlook:

For the full fiscal year 2024, the Company updates the following:

•Total Revenue to be between $270 million and $275 million
•The combination of Subscription and Transaction revenue to be between $232 million and $236 million
•Total US GAAP net income to be between $12 million and $15 million
•Adjusted EBITDA[2] to be between $33 million and $36 million
•Total Operating Cash Flow to be between $24 million and $28 million

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations.

To join the live call in order to ask questions, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a global technology leader powering self-service commerce. With over a million active locations across the globe processing more than a billion transactions every year, Cantaloupe is enabling businesses of all sizes to provide self-service experiences for consumers. The company's vertically integrated solutions fuel growth by offering micro-payments processing, enterprise cloud software, IoT technology, as well as kiosk and POS innovations. Cantaloupe’s end-to-end platform increases consumer engagement and sales revenue through digital payments, consumer promotions and loyalty programs, while providing business owners increased profitability by leveraging software to drive efficiencies across an entire operation. Cantaloupe’s solutions are used by a wide variety of consumer services in North America, Europe, Latin America, and Australia including vending machines, micro markets and smart retail, laundromats, metered parking terminals, amusement and entertainment venues, IoT services and more. To learn more about Cantaloupe, Inc., visit cantaloupe.com or follow the company on LinkedIn, Twitter (X), Facebook, Instagram or YouTube.

Discussion of Non-GAAP Financial Measure:
This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts. These items may include acquisition and integration related costs, severance expenses, litigation charges or settlements, and certain other unusual adjustments.

We use Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP net income (loss) before (i) interest income from cash and leases, (ii) interest (income) expense on debt and tax liabilities, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, (vii) fees and charges, net of reimbursement from insurance proceeds, that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations, (viii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations such as integration and acquisition expenses, and (ix) severance expenses that are non-recurring and are not indicative of our core operations.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including inflation, rising interest rates, financial institution disruptions, public health emergencies and declines in consumer confidence and discretionary spending; our ability to compete with our competitors and increase market share; failure to comply with the financial covenants in the Amended JPMorgan Credit Facility; our ability to raise funds in the future through sales of securities or debt financing in order to sustain operations in the normal course of business or if an unexpected or unusual event were to occur; our ability to maintain compliance with regulatory rules applicable to our business operation and industry; disruptions in or inefficiencies to our supply chain and/or operations; the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, packaging and transportation; weather, climate conditions, natural disasters or other unexpected events; whether our current or future customers purchase, lease, rent or utilize our devices, software solutions or our other products in the future at levels currently anticipated; whether our customers continue to utilize the Company’s transaction processing and related services, as our customer agreements are generally cancellable by the customer on thirty to sixty days’ notice; our ability to acquire and develop relevant technology offerings for current, new and potential customers and partners; risks and uncertainties associated with our expansion into and our operations in Europe, Latin America and other foreign markets, including general economic conditions, policy changes affecting international trade, political instability, inflation rates, recessions, sanctions, foreign currency exchange rates and controls, foreign investment and repatriation restrictions, legal and regulatory constraints, civil unrest, armed conflict, war and other economic and political factors; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; our ability to attract, develop and retain key personnel, or our loss of the services of our key executives; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to integrate acquired companies into our current products and services structure; our ability to add new customers and retain key existing customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; our ability to operate without infringing the intellectual property rights of others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine and the conflict between Israel and Hamas; whether we are able to fully remediate our material weaknesses in our internal controls over financial reporting or continue to experience material weaknesses in our internal controls over financial reporting in the future, and are not able to accurately or timely report our financial condition or results of operations; the ability to remain in compliance with the continued listing standards of the Nasdaq Global Select Market ("Nasdaq") and continue to remain as a member of the US Small-Cap Russell 2000®; whether our suppliers would increase their prices, reduce their output or change their terms of sale; and the risks associated with cyber attacks and data breaches; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2023. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

Unaudited Results:
The Company’s results presented herein are unaudited and represent the most current information available to the Company’s management. The unaudited results included herein have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not yet expressed an opinion or any other form of assurance with respect to these financial results.
-F--CTLP

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets

($ in thousands, except share data)	March 31, 2024 (Unaudited)	June 30, 2023

Assets
Current assets:
Cash and cash equivalents	$50,197	$50,927
Accounts receivable, net	43,324	30,162
Finance receivables, net	5,781	6,668
Inventory, net	37,364	31,872
Prepaid expenses and other current assets	8,327	3,754
Total current assets	144,993	123,383

Non-current assets:
Finance receivables due after one year, net	11,041	13,307
Property and equipment, net	30,320	25,281
Operating lease right-of-use assets	8,164	2,575
Intangibles, net	26,687	27,812
Goodwill	94,008	92,005
Other assets	4,688	5,249
Total non-current assets	174,908	166,229

Total assets	$319,901	$289,612

Liabilities, convertible preferred stock, and shareholders’ equity
Current liabilities:
Accounts payable	$64,128	$52,869
Accrued expenses	24,824	26,276
Current obligations under long-term debt	1,450	882
Deferred revenue	1,893	1,666
Total current liabilities	92,295	81,693

Long-term liabilities:
Deferred income taxes	409	275
Long-term debt, less current portion	36,647	37,548
Operating lease liabilities, non-current	9,035	2,504
Total long-term liabilities	46,091	40,327

Total liabilities	138,386	122,020
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 issued and outstanding, with liquidation preferences of $22,722 and $22,144 at March 31, 2024 and June 30, 2023, respectively	2,720	2,720
Shareholders’ equity:
Common stock, no par value, 640,000,000 shares authorized, 72,799,266 and 72,664,464 shares issued and outstanding at March 31, 2024 and June 30, 2023, respectively	481,467	477,324
Accumulated deficit	(302,665)	(312,452)
Accumulated other comprehensive loss	(7)	—
Total shareholders’ equity	178,795	164,872

Total liabilities, convertible preferred stock, and shareholders’ equity	$319,901	$289,612

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
($ in thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Subscription and transaction fees	$59,207	$51,245	$170,371	$147,252
Equipment sales	8,690	9,111	25,568	32,216
Total revenues	67,897	60,356	195,939	179,468

Costs of sales:
Cost of subscription and transaction fees	32,926	29,577	96,539	90,149
Cost of equipment sales	8,064	7,886	23,849	33,823
Total costs of sales	40,990	37,463	120,388	123,972

Gross profit	26,907	22,893	75,551	55,496

Operating expenses:
Sales and marketing	5,747	3,154	14,256	8,888
Technology and product development	4,916	4,594	12,115	16,757
General and administrative	8,552	7,041	29,493	25,179
Investigation, proxy solicitation and restatement expenses, net of insurance recoveries	—	(1,000)	—	(453)
Integration and acquisition expenses	907	—	1,078	2,787
Depreciation and amortization	2,493	2,364	7,976	5,029
Total operating expenses	22,615	16,153	64,918	58,187

Operating income (loss)	4,292	6,740	10,633	(2,691)

Other income (expense):
Interest income from cash and leases	495	540	1,505	1,985
Interest income (expense) from debt and tax liabilities	162	(263)	(1,947)	(1,258)
Other expense, net	(209)	(13)	(158)	(112)
Total other income (expense), net	448	264	(600)	615

Income (loss) before income taxes	4,740	7,004	10,033	(2,076)
Provision for income taxes	(84)	(56)	(246)	(123)

Net income (loss)	4,656	6,948	9,787	(2,199)
Preferred dividends	(289)	(289)	(578)	(623)
Net income (loss) applicable to common shares	$4,367	$6,659	$9,209	$(2,822)

Net earnings (loss) per common share
Basic	$0.06	$0.09	$0.13	$(0.04)
Diluted	0.06	0.09	0.12	(0.04)

Weighted average number of common shares outstanding used to compute net earnings (loss) per share applicable to common shares
Basic	72,851,498	72,491,373	72,770,582	71,771,135
Diluted	74,068,437	72,866,221	74,054,820	71,771,135

Cantaloupe, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
($ in thousands)	2024	2023	2024	2023
Net income (loss)	$4,656	$6,948	$9,787	$(2,199)

Foreign currency translation adjustments	17	—	(7)	—
Other comprehensive income (loss)	17	—	(7)	—
Total comprehensive income (loss)	$4,673	$6,948	$9,780	$(2,199)

Cantaloupe, Inc.
Condensed Consolidated Statements of Convertible Preferred Stock and Shareholders’ Equity
(Unaudited)

Three and Nine Months Ended March 31, 2024

	Convertible Preferred Stock		Common Stock		Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
($ in thousands, except share data)	Shares	Amount	Shares	Amount
Balance, June 30, 2023	385,782	$2,720	72,664,464	$477,324	$(312,452)	$—	$164,872
Stock-based compensation	—	—	20,801	1,934	—	—	1,934
Exercise of stock options	—	—	10,000	74	—	—	74
Net income	—	—	—	—	2,007	—	2,007
Balance, September 30, 2023	385,782	2,720	72,695,265	479,332	(310,445)	—	168,887
Stock-based compensation	—	—	43,793	1,109	—	—	1,109
Other comprehensive loss	—	—	—	—	—	(24)	(24)
Net income	—	—	—	—	3,124	—	3,124
Balance, December 31, 2023	385,782	2,720	72,739,058	480,441	(307,321)	(24)	173,096
Stock-based compensation	—	—	55,208	1,004	—	—	1,004
Exercise of stock options	—	—	5,000	22	—	—	22
Other comprehensive income	—	—	—	—	—	17	17
Net income	—	—	—	—	4,656	—	4,656
Balance, March 31, 2024	385,782	$2,720	72,799,266	$481,467	$(302,665)	$(7)	$178,795

Cantaloupe, Inc.
Condensed Consolidated Statements of Convertible Preferred Stock and Shareholders’ Equity
(Unaudited)

Three and Nine Months Ended March 31, 2023

	Convertible Preferred Stock		Common Stock		Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
($ in thousands, except share data)	Shares	Amount	Shares	Amount
Balance, June 30, 2022	445,063	$3,138	71,188,053	$469,918	$(313,085)	$—	$156,833
Stock-based compensation	—	—	30,077	1,318	—	—	1,318
Repurchase of Series A convertible preferred stock	(59,281)	(418)	—	(1,733)	—	—	(1,733)
Net loss	—	—	—	—	(8,574)	—	(8,574)
Balance, September 30, 2022	385,782	2,720	71,218,130	469,503	(321,659)	—	147,844
Stock-based compensation	—	—	3,919	160	—	—	160
Common stock issued for acquisition	—	—	1,240,920	3,942	—	—	3,942
Net loss	—	—	—	—	(573)	—	(573)
Balance, December 31, 2022	385,782	2,720	72,462,969	473,605	(322,232)	—	151,373
Stock-based compensation	—	—	46,292	1,410	—	—	1,410
Net income	—	—	—	—	6,948	—	6,948
Balance, March 31, 2023	385,782	$2,720	72,509,261	$475,015	$(315,284)	$—	$159,731

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	March 31,
($ in thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$9,787	$(2,199)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock based compensation	4,047	2,889
Amortization of debt issuance costs and discounts	93	87
Provision for expected losses	3,423	1,823
Provision for inventory reserve	92	25
Depreciation and amortization included in operating expenses	7,976	5,029
Depreciation included in cost of subscription and transaction fees for rental equipment	1,137	852
Non-cash lease expense	1,070	(429)
Deferred income taxes	134	72
Other	527	363
Changes in operating assets and liabilities:
Accounts receivable	(16,471)	9,589
Finance receivables	3,038	(653)
Inventory	(5,584)	(8,245)
Prepaid expenses and other assets	(3,762)	(746)
Accounts payable and accrued expenses	8,455	(2,868)
Operating lease liabilities	(655)	183
Deferred revenue	174	1
Net cash provided by operating activities	13,481	5,773

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(4,750)	(35,855)
Capital expenditures	(9,175)	(12,634)
Net cash used in investing activities	(13,925)	(48,489)

Cash flows from financing activities:
Proceeds from long-term debt	—	25,000
Repayment of long-term debt	(389)	(580)
Contingent consideration paid for acquisition	—	(1,000)
Proceeds from exercise of common stock options	96	—
Repurchase of Series A Convertible Preferred Stock	—	(2,153)
Net cash (used in) provided by financing activities	(293)	21,267

Effect of currency exchange rate changes on cash and cash equivalents	7	—

Net decrease in cash and cash equivalents	(730)	(21,449)
Cash and cash equivalents at beginning of year	50,927	68,125
Cash and cash equivalents at end of period	$50,197	$46,676

Supplemental disclosures of cash flow information:
Interest paid in cash	$2,628	$1,869
Income taxes paid in cash	$142	$44
Common stock issued in business combination	$—	$3,942

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
($ in thousands)	2024	2023	2024	2023
U.S. GAAP net income (loss)	$4,656	$6,948	$9,787	$(2,199)
Less: interest income from cash and leases	(495)	(540)	(1,505)	(1,985)
Plus: interest (income) expense from debt and tax liabilities	(162)	263	1,947	1,258
Plus: income tax provision	84	56	246	123
Plus: depreciation included in cost of subscription and transaction fees for rental equipment	415	297	1,137	852
Plus: depreciation and amortization in operating expenses	2,493	2,364	7,976	5,029
EBITDA	6,991	9,388	19,588	3,078
Plus: stock-based compensation (1)	1,004	1,410	4,047	2,889
Plus: integration and acquisition expenses (2)	907	—	1,078	2,787
Plus: remediation expenses (3)	1,258	—	1,755	—
Plus: investigation, proxy solicitation and restatement expenses, net of insurance recoveries (4)	—	(1,000)	—	(453)
Plus: severance expenses (5)	26	273	26	273
Adjustments to EBITDA	3,195	683	6,906	5,496
Adjusted EBITDA (non-GAAP)	$10,186	$10,071	$26,494	$8,574

(1)    As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(2)    As an adjustment to EBITDA, we have excluded expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(3)    As an adjustment to EBITDA, we have excluded expense incurred in connection with non-recurring work related to remediating previously identified material weaknesses in our internal control over financial reporting.
(4)    As an adjustment to EBITDA, we have excluded the costs and corresponding reimbursements related to the 2019 Investigation, because we believe that they represent charges that are not related to our core operations.
(5) As an adjustment to EBITDA, we have excluded expenses incurred in connection with severance related charges.